Morgan Stanley Tax-Exempt Securities Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security   Date     Price    Shares    %of    Total       Purcha Broker
           of       Of       Purchase  Assets Issued      sed
           Purcha   Shares   d                            By
           se                                             Fund
Houston,   02/13/   Various  2,500,00  0.73%  $309,110,0  0.81%  Goldma
TX Water & 02                0                00                 n
Sewer Refg                                                       Sachs
2002 Ser B
(Ambac)
Salt River 02/08/   Various  4,000,00  0.28%  $432,560,0  0.92%  Goldma
Proj Agrl  02                0                00                 n
Imp Pwr                                                          Sachs
Dist, AZ,
Refg 2002
Ser A
(Aa2/AA)
California 04/17/   $111.09  5,000,00  0.35%  $800,000,0  0.63%  Lehman
, Various  02                0                00                 Brothe
Purpose                                                          rs
4/1/02
(A1/A+)
Indianapol 04/17/   Various  8,000,00  0.56%  $580,370,0  1.38%  Bear
is Pub     02                0                00                 Stearn
Impr Bnd                                                         s
Bnk, IN,
Wtrwks,
Ser 2002 A
(MBIA)
Metropolit 06/26/   Various  5,000,00  0.35%  $679,450,0  0.74%  Paine
an Trans   02                0                00                 Webber
Auth, NY,
St Srv
Contract,
Ser 2002 B
(MBIA)
Metropolit 05/09/   Various  10,000,0  7.38%  $2,894,185  0.35%  Bear
an Trans   02                00               ,000               Stearn
Auth, NY                                                         s
Refg Ser
2002 A
(AMBAC)
NYC        06/14/   $108.50  10,000,0  0.69%  $1,239,894  0.81%  Merril
Transition 02                00               ,143               l
al Fin                                                           Lynch,
Auth, NY,                                                        Advest
Refg 2003                                                        /Leben
Ser                                                              thal,
(Aaa/AA+)                                                        First
                                                                 Albany
                                                                 ,
                                                                 Ramire
                                                                 z &
                                                                 Co.,
                                                                 CIBC
                                                                 World
                                                                 Market
                                                                 s,
                                                                 Jackso
                                                                 n,
                                                                 Pruden
                                                                 tial,
                                                                 Roosev
                                                                 elt &
                                                                 Cross,
                                                                 Lehman
                                                                 Bros.,
                                                                 JPMorg
                                                                 an,
                                                                 Bear
                                                                 Stearn
                                                                 s,
                                                                 Goldma
                                                                 n
                                                                 Sachs,
                                                                 Commer
                                                                 ce
                                                                 Capita
                                                                 l
                                                                 Mkts,
                                                                 Legg
                                                                 Mason
                                                                 Wood
                                                                 Walker
                                                                 ,
                                                                 Quick
                                                                 &
                                                                 Reilly
                                                                 ,
                                                                 Morgan
                                                                 Stanle
                                                                 y, RBC
                                                                 Dain
                                                                 Rausch
                                                                 er,
                                                                 UBS
                                                                 PaineW
                                                                 ebber,
                                                                 Salomo
                                                                 n
                                                                 Smith
                                                                 Barney
                                                                 , AG
                                                                 Edward
                                                                 s,
                                                                 Loop
                                                                 Capita
                                                                 l
                                                                 Mkts,
                                                                 Raymon
                                                                 d
                                                                 James,
                                                                 Sieber
                                                                 t
                                                                 Brandf
                                                                 ord
                                                                 Shank